John Q. Doyle
President and Chief Executive Officer

Marsh McLennan
1166 Avenue of the Americas
New York, NY 10036
T +1 212 345 5000
www.mmc.com

February 18, 2025

Mark C. McGivney
Electronic Delivery

Subject: Terms of Employment

Dear Mark,

This fifth amendment to the Letter Agreement, dated September 17, 2015, between you and Marsh & McLennan Companies, Inc. as subsequently amended on January 17, 2018, February 19, 2019, September 22, 2022 and February 22, 2024 (taken together, the “Letter Agreement”), revises the terms and conditions of your employment as Senior Vice President and Chief Financial Officer of Marsh McLennan. The Letter Agreement will continue to govern your employment except as specified below:

1Paragraph 2(e) shall be amended to provide the following sentence at the end of the paragraph: In addition, beginning April 1, 2025, you will be eligible to participate in the Marsh McLennan Executive Health Exam Program, as in effect from time to time.

1.Exhibit A to the Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

The terms of this amendment are effective as of February 18, 2025. Please acknowledge your agreement with the terms of the Letter Agreement, as further amended by this fifth amendment, by signing and dating this and the enclosed copy and returning one to me.

Sincerely,

/s/ John Q. Doyle
John Q. Doyle
President and Chief Executive Officer
Marsh McLennan

February 18, 2025
Mark C. McGivney
Accepted and Agreed:

/s/ Mark McGivney
(Signature)

February 19, 2025
(Date)

February 18, 2025
Mark C. McGivney

Exhibit A

Board or Committee Memberships	None
Annual Base Salary	$1,000,000 effective as of April 1, 2024.
Annual Target Bonus Opportunity
Bonus awards are discretionary.

Target bonus of $1,900,000 commencing with the 2025 performance year (awarded in February 2026). Actual bonus may range from 0% - 200% of target, based on achievement of individual and Marsh McLennan performance objectives, as Marsh McLennan may establish from time to time

Annual Target Long-Term Incentive Opportunity	Long-term incentive awards are discretionary. Target grant date fair value of $3,000,000 commencing with the award granted in 2024.
Other Benefits
You will have access to a car and driver for business purposes and work/home travel.

If the imputed income attributable to this benefit is taxable to you, then the taxes associated with this taxable income will not be reimbursed or paid by the Company.